UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024 (June 6, 2024)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting of Stockholders of Brighthouse Financial, Inc. (the “Company”) held on June 6, 2024 (the “2024 Annual Meeting”), the Company’s stockholders approved the amended and restated Brighthouse Financial, Inc. Employee Stock Purchase Plan (as amended and restated, the “ESPP”).

A description of the material terms of the ESPP was included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 18, 2024 (the “2024 Proxy Statement”), under the section captioned “Proposal 5 – Approval of the amended and restated Brighthouse Financial, Inc. Employee Stock Purchase Plan,” which is incorporated herein by reference. The description of the ESPP contained in the Proxy Statement is qualified in its entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2024 Annual Meeting, five proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the 2024 Proxy Statement. The final voting results were as follows:

Proposal 1: The Company’s stockholders elected the nine director nominees named in the 2024 Proxy Statement to serve a one-year term ending at the Company’s 2025 Annual Meeting of Stockholders. The voting results are set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Vote
C. Edward (“Chuck”) Chaplin	40,923,380	817,056	44,089	5,416,615
Stephen C. (“Steve”) Hooley	41,667,121	75,631	41,773	5,416,615
Michael (“Mike”) Inserra	41,687,059	55,739	41,727	5,416,615
Carol D. Juel	41,660,663	83,402	40,460	5,416,615
Eileen A. Mallesch	41,171,716	572,015	40,794	5,416,615
Diane E. Offereins	41,139,255	604,686	40,584	5,416,615
Eric T. Steigerwalt	41,645,946	96,526	42,053	5,416,615
Paul M. Wetzel	41,120,016	623,032	41,477	5,416,615
Lizabeth H. Zlatkus	41,678,122	60,361	46,042	5,416,615

Proposal 2: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
46,836,099	321,048	43,993	N/A

Proposal 3: The Company’s stockholders approved an advisory resolution approving the compensation of the Company’s named executive officers (the “Say-on-Pay” vote). The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
41,254,887	467,087	62,551	5,416,615

Proposal 4: The Company’s stockholders recommended, on an advisory basis, a one year frequency for future Say-on-Pay votes. There were 51,085 abstentions from voting and 5,416,615 broker non-votes on Proposal 4. The voting results are set forth below:

Frequency of Votes to Approve the Compensation Paid to the Company’s NEOs	For
One year:	38,124,494
Two years:	22,743
Three years:	3,586,203

After taking into consideration the foregoing voting results and the prior recommendation of the Company’s Board of Directors (the “Board”) for a one year frequency for future Say-on-Pay votes, the Board has determined that the Company will hold such future Say-on-Pay votes every year until the next required stockholder vote on the frequency of votes to approve the compensation paid to the Company’s named executive officers.

Proposal 5: The Company’s stockholders approved the ESPP. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
41,657,311	68,750	58,464	5,416,615
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Brighthouse Financial, Inc. Employee Stock Purchase Plan (Amended and Restated Effective April 3, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
Name: Jacob M. Jenkelowitz
Title: Corporate Secretary

Date: June 10, 2024

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